Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 16, 2020, relating to the financial statements of PubMatic, Inc., appearing in Registration Statement No. 333-250077 on Form S-1 of PubMatic, Inc.
/s/ Deloitte & Touche LLP
San Jose, California
December 9, 2020